                                                         Hewlett-Packard Company
                                                         3000 Hanover Street
    NEWS                     [HP INVENT LOGO]            Mail Stop 20BJ
                                                         Palo Alto, CA 94304
                                                         www.hp.com

Editorial Contacts:
                      HP REPORTS SECOND QUARTER RESULTS
Dave Berman, HP
+1 650 857 7277
dave_berman@hp.com

Suzette Stephens, HP
+1 650 236 5127
suzette_stephens@hp.com




PALO ALTO, Calif., May 16, 2001 -- Hewlett-Packard Company (NYSE: HWP) today reported financial results for its second fiscal quarter ended Apr. 30, 2001.

The company reported second quarter revenue of $11.6 billion, compared to $12.0 billion in last year's second quarter, a decrease of 4% as reported (flat before the effects of foreign currency) and a decline of 3% sequentially.

Pro forma earnings per share (EPS) on a diluted basis was 18 cents, compared to pro forma EPS from continuing operations of 43 cents in the prior-year period. Pro forma earnings this quarter included $155 million in extraordinary inventory and capacity write-downs in the consumer business. Without these write-downs, pro forma EPS would have been 6 cents higher.

Actual EPS on a diluted basis before a 1 cent extraordinary gain on extinguished debt was 15 cents per share on approximately 2 billion shares of common stock and equivalents outstanding. Diluted EPS from continuing operations for the same period last year was 39 cents.

"Our results continue to be impacted by significant macro-economic challenges and particular weakness in consumer and capital spending in the US and Europe," said Carly Fiorina, chairman, president and chief executive officer. "But we can't pin all of our issues on the economy. We've previously acknowledged the work we're doing in our enterprise business to reinvigorate channel and go-to-market programs. The systemic, structural changes we are making in these areas are not quick fixes, but we're making steady improvement day by day."

"This was clearly a tough quarter, but there are also signs of real progress. In our consumer business, revenues declined 8%, but we

May 16, 2001
Page 2

maintained or gained share in every category in which we compete and remain profitable. Revenues in our enterprise business declined 1% year over year, but were up 2% sequentially.

"As we move through this economic trough, we will continue to stay focused on the elements of our performance that we can control - world-class engineering, improved sales execution, and disciplined expense and asset management. We will stay the course on our strategy and reinvention.

"Looking forward to the third quarter, we believe current consensus EPS estimates are reasonable. However, given continuing deterioration in key economic indicators and increasing global uncertainty, we think broadening the revenue range slightly from flat to flat to down 5% is prudent."

BUSINESS SEGMENT RESULTS

IMAGING AND PRINTING SYSTEMS

The imaging and printing systems segment includes laser and inkjet printers, imaging devices and associated supplies. Revenues overall for the segment declined 3% (flat in local currency).

Inkjet and LaserJet hardware revenues declined in the quarter, impacted by weak PC demand. The supplies business achieved customarily strong revenue growth rates in every region except Europe. In Europe, multiple pricing moves influenced by currency volatility caused channels to adjust inventories and held our worldwide revenue growth in supplies to 10%.

"Our IPS franchise continues to lead the industry on every front. We successfully executed the largest product rollover in the history of the LaserJet business, introducing six new web-based printers and associated services offerings. We're rapidly gaining momentum in the low-end Inkjet market, increasing our unit share in the sub-$100 segment in US retail from 16% a year ago to 40% today," said Fiorina.

Operating margin was 8.2% or 10.9% when adjusted for the inventory and capacity write-downs, compared to13.5% for the same period last year and 12.8% for last quarter.

COMPUTING SYSTEMS

The computing systems segment includes a broad range of Internet infrastructure systems and solutions for businesses and professionals, including workstations, desktops, notebooks, UNIX(R) and PC servers, storage and software solutions. Overall revenues for the segment

May 16, 2001
Page 3

declined 7% year-over-year (declined 2% in local currency), down 5% sequentially.

UNIX server revenues declined 13% year-over-year and 1% sequentially. HP's high-end UNIX business was up 3% year over year, 67% sequentially. Volume shipments of Superdome are ramping, and orders are strong with a growing sales funnel. HP's leading-edge XP storage business posted 60% revenue growth. Overall storage revenues grew a modest 4% due largely to slow growth in HP's mature tape business. HP's OpenView services management software, up 24%, continued to drive software revenues, which increased 9%.

PC server revenues were down 4%. Commercial clients declined 4% year-over-year, and increased 3% sequentially. Home PC revenues declined 15% due primarily to weak demand and associated pricing pressures in North America. HP retained its #1 position in consumer PCs in US retail. Additionally, notebooks experienced revenue growth of 18% and achieved meaningful market share gains worldwide.

Operating margin in this business was a negative 2.8%, compared to a positive 3.7% for the same period last year and negative 0.4% for the last quarter.

"Despite the disappointing financial results in this business, we've done heavy lifting over the last 20 months. We're investing in the right areas and making the tough decisions. And as a result of these efforts, we have a very powerful value proposition for customers and we're intent on demonstrating it in our results," said Fiorina.

IT SERVICES

The IT services segment includes consulting, outsourcing, support and customer financing services. Revenues overall for the segment grew 9% (16% in local currency) with improving profitability. HP's consulting business achieved 33% revenue growth, driven by increased size and scope of engagements. Outsourcing revenues were up 23% worldwide, while support services grew at 7%.

"Our IT services business turned in a solid quarter. Our increased focus is resulting in good successes and we believe this business is a significant growth engine for us," said Fiorina.

Operating margin was 6.0%, compared to 6.6% for the same period last year and 5.3% for the last quarter.

May 16, 2001
Page 4


COSTS AND EXPENSES

Cost of goods sold this quarter was 74.7% of net revenue, up from 71.2% on a pro forma basis in the year-ago period. Operating expenses grew 5% on a pro forma basis, and were 22.1% of net revenue. This compares to 20.3% on a pro forma basis for the same period last year.

ASSET MANAGEMENT

Return on assets for the quarter was 8.9% on a pro forma basis, compared to 10.7% for the same period last year. This decline was due primarily to lower earnings this quarter. Inventory was 11.7% of revenue, down from 12.7% last quarter, while trade receivables were 11.7% of revenue compared to 12.2% last quarter. Net property, plant and equipment was 9.4% of revenue, essentially flat compared to last quarter but still at near-record lows. The steady decline in this ratio reflects the Company's ongoing efforts to reduce infrastructure and streamline operations.

"We achieved solid asset management this quarter with accounts receivable down $300 million and inventory down $400 million," said CFO Robert Wayman. "This contributed to strong operating cash generation of $1.1 billion - -an excellent outcome in this economic environment."

ABOUT HP

Hewlett-Packard Company -- a leading global provider of computing and imaging solutions and services -- is focused on making technology and its benefits accessible to individuals and businesses through simple appliances, useful e-services and an Internet infrastructure that's always on.

HP had total revenue from continuing operations of $48.8 billion in its 2000 fiscal year. Information about HP and its products can be found on the World Wide Web at http://www.hp.com.

                                       ###

UNIX is a registered trademark of the Open Group.

This news release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of HP and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking

May 16, 2001
Page 5

statements, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the ability of HP to retain and motivate key employees; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks that are described from time to time in HP's Securities and Exchange Commission reports, including but not limited to the annual report on Form 10-K for the year ended Oct. 31, 2000, and subsequently filed reports. HP assumes no obligation to update these forward-looking statements.

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                                   (Unaudited)
                     (In millions except per share amounts)

                                                    Three months ended
                                                         April 30,           Percent
                                                    ------------------      increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net revenue                                       $ 11,607     $ 12,028        (4)

Costs and expenses:
  Cost of products sold and services                 8,667        8,595
  Research and development                             685          671
  Selling, general and administrative                1,931        1,872
                                                   -------      -------
      Total costs and expenses                      11,283       11,138         1
                                                   -------      -------

Earnings from operations                               324          890       (64)

Interest income and other, net                         154          210
Interest expense                                        71           40
                                                    ------       ------
Earnings from continuing operations before
  extraordinary item and taxes                         407        1,060       (62)

Provision for taxes                                    100          244
                                                   -------      -------
Net earnings from continuing operations before
  extraordinary item                                   307          816       (62)

Net earnings from discontinued operations               --          119
                                                    ------      -------

Net earnings before extraordinary item                 307          935       (67)

Extraordinary item - gain on early
  extinguishment of debt, net of taxes                  12           --
                                                   -------      -------

Net earnings                                       $   319      $   935       (66)
                                                   =======      =======
Basic net earnings per share:(A)
  Net earnings from continuing operations before
    extraordinary item                             $  0.16      $  0.41
  Net earnings from discontinued operations             --         0.06
  Extraordinary item - gain on early
    extinguishment of debt, net of taxes              0.01           --
                                                   -------      -------
  Net earnings                                     $  0.17      $  0.47
                                                   =======      =======
Diluted net earnings per share:(A)
  Net earnings from continuing operations before
    extraordinary item                             $  0.15      $  0.39
  Net earnings from discontinued operations             --         0.06
  Extraordinary item - gain on early
    extinguishment of debt, net of taxes              0.01           --
                                                   -------      -------
  Net earnings                                     $  0.16      $  0.45
                                                   =======      =======

Cash dividends declared per share(A)                $   --      $    --

Average number of shares and share equivalents:(A)
  Basic                                              1,935        1,988
  Diluted                                            1,987        2,084

(A) The calculation of diluted earnings per share includes the effect of common-stock equivalents, such as stock options, while the calculation of basic earnings per share does not. All share and per-share amounts reflect the two-for-one stock split effective October 27, 2000.

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                                   (Unaudited)
                     (In millions except per share amounts)

                                                     Six months ended
                                                          April 30,          Percent
                                                     -----------------      increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net revenue                                       $ 23,555     $ 23,701          (1)

Costs and expenses:
  Cost of products sold and services                17,370       16,944
  Research and development                           1,358        1,278
  Selling, general and administrative                3,866        3,637
                                                   -------      -------
      Total costs and expenses                      22,594       21,859           3
                                                   -------      -------

Earnings from operations                               961        1,842         (48)

Interest income and other, net                         366          373
Interest expense                                       160           96
Impairment losses on investments                       365            -
                                                    ------       ------
Earnings from continuing operations before
  extraordinary item and taxes                         802        2,119         (62)

Provision for taxes                                    190          509
                                                   -------      -------
Net earnings from continuing operations before
  extraordinary item                                   612        1,610         (62)

Net earnings from discontinued operations               --          119
                                                   -------      -------

Net earnings before extraordinary item                 612        1,729         (65)

Extraordinary item - gain on early
  extinguishment of debt, net of taxes                  35           --
                                                   -------      -------

Net earnings                                       $   647      $ 1,729         (63)
                                                   =======      =======
Basic net earnings per share:(A)
  Net earnings from continuing operations before
    extraordinary item                             $  0.32      $  0.81
  Net earnings from discontinued operations             --         0.06
  Extraordinary item - gain on early
    extinguishment of debt, net of taxes              0.02           --
                                                   -------      -------
  Net earnings                                     $  0.34      $  0.87
                                                   =======      =======
Diluted net earnings per share:(A)
  Net earnings from continuing operations before
    extraordinary item                             $  0.31      $  0.78
  Net earnings from discontinued operations             --         0.06
  Extraordinary item - gain on early
    extinguishment of debt, net of taxes              0.02           --
                                                   -------      -------
  Net earnings                                     $  0.33      $  0.84
                                                   =======      =======

Cash dividends declared per share(A)                $  0.16      $  0.16

Average number of shares and share equivalents:(A)
  Basic                                              1,934        1,992
  Diluted                                            1,996        2,085

(A) The calculation of diluted earnings per share includes the effect of common-stock equivalents, such as stock options, while the calculation of basic earnings per share does not. All share and per-share amounts reflect the two-for-one stock split effective October 27, 2000.

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                      Excluding adjustments itemized below
                                   (Unaudited)
                     (In millions except per share amounts)

                                                   Three months ended
                                                        April 30,            Percent
                                                  -------------------       increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net revenue                                       $ 11,607     $ 12,028          (4)

Costs and expenses:
  Cost of products sold and services                 8,667        8,558
  Research and development                             683          654
  Selling, general and administrative                1,884        1,788
                                                   -------      -------
      Total costs and expenses                      11,234       11,000           2
                                                   -------      -------

Earnings from operations                               373        1,028         (64)

Interest income and other, net                         154          172
Interest expense                                        71           40
                                                   -------      -------
Earnings from continuing operations before
  extraordinary item and taxes                         456        1,160         (61)

Provision for taxes                                    100          273
                                                   -------      -------
Net earnings from continuing operations before
  extraordinary item                               $   356      $   887         (60)
                                                   =======      =======

Net earnings per share from continuing operations before
  extraordinary item:
  Basic                                            $  0.19      $  0.45
  Diluted                                          $  0.18      $  0.43

Average number of shares and share equivalents:
  Basic                                              1,935        1,988
  Diluted                                            1,987        2,084

The pro forma amounts above have been adjusted to exclude the following items:

Costs of products sold and services:
  Enhanced Early Retirement Program                 $   --       $   37

Operating expenses:
  Goodwill amortization                                 49           21
  Enhanced Early Retirement Program                     --           63
  Costs related to Agilent spin-off                     --           17
                                                    ------       ------
    Total adjustments to operating expenses             49          101

Interest income and other, net:
  Net investment (gains)/losses                         --          (30)
  Gains on divestures                                   --           (8)
                                                    ------       -------
    Total adjustments to interest income
      and other, net                                    --          (38)

Income tax effect                                       --          (29)
                                                    ------       -------
Total pro forma adjustments                        $    49       $   71
                                                   =======       =======

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                      Excluding adjustments itemized below
                                   (Unaudited)
                     (In millions except per share amounts)

                                                      Six months ended
                                                          April 30,          Percent
                                                     -----------------      increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net revenue                                       $ 23,555     $ 23,701         (1)

Costs and expenses:
  Cost of products sold and services                17,370       16,907
  Research and development                           1,337        1,261
  Selling, general and administrative                3,666        3,514
                                                   -------      -------
      Total costs and expenses                      22,373       21,682          3
                                                   -------      -------

Earnings from operations                             1,182        2,019        (41)

Interest income and other, net                         366          335
Interest expense                                       160           96
                                                   -------      -------
Earnings from continuing operations before
  extraordinary item and taxes                       1,388        2,258        (39)

Provision for taxes                                    305          546
                                                   -------      -------
Net earnings from continuing operations before
  extraordinary item                               $ 1,083      $ 1,712        (37)
                                                   =======      =======

Net earnings per share from continuing operations before
  extraordinary item:
  Basic                                            $  0.56      $  0.86
  Diluted                                          $  0.55      $  0.83

Average number of shares and share equivalents:
  Basic                                              1,934        1,992
  Diluted                                            1,996        2,085

The pro forma amounts above have been adjusted to exclude the following items:

Costs of products sold and services:
  Enhanced Early Retirement Program                 $   --      $    37

Operating expenses:
  Goodwill amortization                                 75           39
  Acquisition-related charges                           44           --
  Marketing realignment                                102           --
  Enhanced Early Retirement Program                     --           63
  Costs related to Agilent spin-off                     --           38
                                                    ------       ------
    Total adjustments to operating expenses            221          140

Interest income and other, net:
  Net investment (gains)/losses                        365          (30)
  Gains on divestures                                   --           (8)
                                                    ------       -------
    Total adjustments to interest income
      and other, net                                   365          (38)

Income tax effect                                     (115)         (37)
                                                    -------      -------

Total pro forma adjustments                        $   471       $  102
                                                   ========      =======

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                  (In millions)

                                                 April 30,    October 31,
                                                   2001          2000
                                               ------------  ------------
                                               (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                       $  3,606     $  3,415
  Short-term investments                               563          592
  Accounts receivable, net                           5,686        6,394
  Financing receivables, net                         2,196        2,174
  Inventory                                          5,704        5,699
  Other current assets                               4,989        4,970
                                                  --------     --------

    Total current assets                            22,744       23,244
                                                  --------     --------

Property, plant and equipment, net                   4,572        4,500

Long-term investments and other assets               6,121        6,265
                                                  --------      -------

Total assets                                      $ 33,437     $ 34,009
                                                  ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and short-term borrowings         $  3,221     $  1,555
  Accounts payable                                   3,888        5,049
  Employee compensation and benefits                 1,574        1,584
  Taxes on earnings                                  1,365        2,046
  Deferred revenues                                  1,988        1,759
  Other accrued liabilities                          3,230        3,204
                                                  --------     --------

    Total current liabilities                       15,266       15,197
                                                  --------     --------

Long-term debt                                       2,843        3,402

Other liabilities                                      979        1,201

Stockholders' equity                                14,349       14,209
                                                  --------     --------

Total liabilities and stockholders' equity        $ 33,437     $ 34,009
                                                  ========     ========

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                               SEGMENT INFORMATION
                                   (Unaudited)
                                  (In millions)

Net revenue (which includes intersegment revenue) and earnings from operations for each segment are provided in the tables below:

                                                    Three months ended
                                                          April 30,          Percent
                                                    ------------------      increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net revenue:

  Imaging and Printing Systems                   $  4,978     $  5,145         (3)
  Computing Systems                                 4,662        5,003         (7)
  IT Services                                       1,913        1,758          9
  Other                                               312          403        (23)
                                                  --------     --------
     Total Segments                                11,865       12,309
                                                  --------     --------

  Eliminations / Other                               (258)        (281)

     Total HP Consolidated                       $ 11,607     $ 12,028         (4)
                                                 =========    =========
Earnings from operations:

  Imaging and Printing Systems                   $    410     $    697        (41)
  Computing Systems                                  (130)         183       (171)
  IT Services                                         115          116         (1)
  Other                                               (86)         (20)      (330)
                                                  --------     --------
     Total Segments                                   309          976
                                                  --------     --------

  Eliminations / Other                                 15          (86)

     Total HP Consolidated                       $    324     $    890        (64)
                                                 =========    =========

                    HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
                               SEGMENT INFORMATION
                                   (Unaudited)
                                  (In millions)

Net revenue (which includes intersegment revenue) and earnings from operations for each segment are provided in the tables below:

                                                     Six months ended
                                                          April 30,          Percent
                                                     -----------------      increase/
                                                     2001         2000      (decrease)
                                                    ------       ------     ----------
Net revenue:

  Imaging and Printing Systems                   $ 10,020     $ 10,179           (2)
  Computing Systems                                 9,583        9,840           (3)
  IT Services                                       3,804        3,434           11
  Other                                               643          721          (11)
                                                  --------     --------
     Total Segments                                24,050       24,174
                                                  --------     --------

  Eliminations / Other                               (495)        (473)

     Total HP Consolidated                       $ 23,555     $ 23,701           (1)
                                                 =========    =========
Earnings from operations:

  Imaging and Printing Systems                   $  1,054     $  1,380          (24)
  Computing Systems                                  (149)         373         (140)
  IT Services                                         216          241          (10)
  Other                                              (146)         (48)        (204)
                                                  --------     --------
     Total Segments                                   975        1,946
                                                  --------     --------

  Eliminations / Other                                (14)        (104)

     Total HP Consolidated                       $    961     $  1,842          (48)
                                                 =========    =========



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